As filed with the Securities and Exchange Commission on November 14, 2001
                                   Reg. No. 33


                ________________________________________________


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                ________________________________________________


                                    FORM S-8
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933


                ________________________________________________


                        IMAGING TECHNOLOGIES CORPORATION
             (Exact name of registrant as specified in its charter)

           Delaware                                              33-0021693
(State or other jurisdiction of                               (I.R.S. Employer
incorporation or  organization)                              identification No.)

                             15175 Innovation Drive
                           San Diego, California 92128
                                 (858) 613-1300
                    (Address of principal executive offices)
                ________________________________________________

                     AMENDED 2001 EMPLOYEE COMPENSATION PLAN
                              (Full title of plan)
                ________________________________________________


                                   Brian Bonar
                                    President
                             15175 Innovation Drive
                               San Diego, CA 92128
                     (Name and address of agent for service)
                                 (858) 613-1300
          (Telephone number, including area code of agent for service)

                                    Copy to:
                              Owen Naccarato, Esq.
                           19600 Fairchild, Suite 260
                                Irvine, CA 92612
                                 (949) 300-2487
                         CALCULATION OF REGISTRATION FEE


-----------------------------------------------------------------------------------------------------
Title of securities to be  Amount to be      Proposed          Proposed maximum        Amount of
      registered           registered         maximum          Aggregate offering   Registration fee
                                         offering price per          Price
                                             share (1)
-----------------------------------------------------------------------------------------------------
Common Stock                 47,133,333  $               0.03  $         1,414,000  $          353.50
-----------------------------------------------------------------------------------------------------

(1)  Estimated  solely  for the purpose of determining the amount of registration fee and pursuant to
Rules  457(c)  and 457 (h) of the General Rules and Regulations under the Securities Act of 1993 with respect  to  47,133,333  non-outstanding  warrants  which are subject to future grant under the plan, based  the average of the bid and asked prices per share of the registrant's common stock reported by the  OTC  Nasdaq  Stock  Market  on  November  9,  2001.

================================================================================
                                EXPLANATORY NOTE

This registration statement is being filed to amend the 2001 Amended Employee Compensation Plan filed in a Registration Statement on Form S-8 (Registration No. 33-53274) filed with the Securities and Exchange Commission on January 5, 2001.

This registration statement registers offers and sales of shares of common stock, issuable upon the exercise of warrants granted under our 2001 Stock Compensation Plan, that may include shares that constitute "control securities" under General Instruction C to Form S-8. These control securities may be offered and sold on a continuous or delayed basis in the future under Rule 415 of the Securities Act of 1933, as amended (the "Securities Act"). The Board of Directors has and is authorized to sell or award up to an additional 47,133,333 shares and/or options of the Company's Common Stock, $.005 par value per share ("Common Stock").

This registration statement contains two parts. The first part contains an "offer prospectus" prepared in accordance with Part I of Form S-3 (in accordance with Instruction C of Form S-8). The second part contains information required in the registration statement pursuant to Part II of Form S-8.

================================================================================
                                OFFER PROSPECTUS
                        IMAGING TECHNOLOGIES CORPORATION

   47,133,333 Shares of Common Stock under the 2001 Stock compensation Plan of
                        Imaging Technologies Corporation

The shares we are registering are either currently held by or will be issued to certain of our stockholders upon the exercise of stock options granted under our 2001 Employee Compensation Plan. We will pay the expenses of registering the shares.

Our common stock is quoted on the NASD Over-The-Counter Bulletin Board under the symbol "ITEC." The last reported sale price of the common stock on the Nasdaq National Market on November 9, 2001 was $0.028 per share.

You should carefully consider the "Risks Factors" section beginning on page 3 of this Offer Prospectus.

These shares have not been approved by the Securities and Exchange Commission or any state securities commission nor have these organizations determined whether this Prospectus is complete or accurate. Any representation to the contrary is a criminal offense.

             THE DATE OF THIS OFFER PROSPECTUS IS NOVEMBER 14, 2001.
================================================================================

                                TABLE OF CONTENTS


ABOUT IMAGING TECHNOLOGIES CORPORATION. . . . . . .
RISK FACTORS. . . . . . . . . . . . . . . . . . . .
PROCEEDS FROM SALE OF THE SHARES. . . . . . . . . .
SELLING STOCKHOLDERS. . . . . . . . . . . . . . . .
HOW THE SHARES MAY BE DISTRIBUTED . . . . . . . . .
LEGAL . . . . . . . . . . . . . . . . . . . . . . .
EXPERTS . . . . . . . . . . . . . . . . . . . . . .
WHERE YOU CAN FIND MORE INFORMATION . . . . . . . .
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE .
INDEMNIFICATION OF DIRECTORS AND DIRECTORS. . . . .

                               PROSPECTUS SUMMARY
This is only a summary and does not contain all of the information that may be important to you. You should read the more detailed information contained in this prospectus and all other information, including the financial information and statements with notes, referred to in this prospectus as discussed in the "Where You Can Find More Information" section of this prospectus.

THE  COMPANY

     References in this Prospectus to "ITEC," the "Company," "we" or "us" are to Imaging Technologies Corporation and our wholly-owned direct and indirect subsidiaries, EduAdvantage.com, Inc. a Delaware corporation, DealSeekers.com, Inc., a Delaware corporation, Personal Computer Products, Inc., a California corporation, NewGen Imaging Systems, Inc., a California corporation, Prima Inc., a California corporation, Color Solutions, Inc., a California corporation, McMican Corporation, a California corporation, ITEC Europe, Ltd., a company registered under the laws of the United Kingdom and Advanced Matrix Technology Accel UK Ltd., a company registered under the laws of the United Kingdom.

     We develop, manufacture, and distribute high-quality digital imaging solutions. We produce a wide range of printers and other imaging products for use in graphics and publishing, digital photography and other niche business and technical markets. Beginning with a core technology in the design and development of controllers for non-impact printers and multifunction peripherals, we have expanded our product offerings to include monochrome and color printers, external print servers, digital image storage devices, and software to improve the accuracy of color reproduction. Our new generation of products incorporate advanced printer and imaging controller technologies to produce faster, enhanced image output at competitive prices.

     Our ColorBlind(R) Color Management software is a suite of applications, utilities and tools designed to create, edit and apply industry standard ICC (International Color Consortium) profiles that produce accurate color rendering across a wide range of peripheral devices. "ColorBlind Aware" is being recognized as an industry standard for color accuracy as manufacturers integrate ColorBlind's Color Management resources into their product designs.

     We benefit from technology alliances with industry partners to develop the next generation of embedded printer controller and digital imaging technology. We produce printer controllers that provide modularity and performance advantages for our OEM customers. Our customers benefit by outsourcing their engineering development and manufacturing to us, thus achieving faster time-to-market.

     We were incorporated in March, 1982 under the laws of the State of California, and reincorporated in May, 1983 under the laws of the State of Delaware. Our principal executive offices are located at 15175 Innovation Drive, San Diego, California 92128. Our main phone number is (858) 613-1300.

                                  RISK FACTORS



     AN  INVESTMENT  IN  SHARES  OF  ITEC COMMON STOCK INVOLVES A HIGH DEGREE OF
RISK. IN ADDITION TO THE OTHER INFORMATION CONTAINED IN THIS PROSPECTUS, YOU SHOULD CAREFULLY CONSIDER THE FOLLOWING RISK FACTORS BEFORE PURCHASING ANY ITEC SHARES.

     EXCEPT FOR HISTORICAL INFORMATION, THE INFORMATION CONTAINED IN THIS PROSPECTUS AND IN OUR SEC REPORTS ARE "FORWARD-LOOKING" STATEMENTS. OUR ACTUAL RESULTS COULD DIFFER MATERIALLY FROM THOSE PROJECTED OR IMPLIED IN SUCH
FORWARD-LOOKING STATEMENTS. THE RISKS DESCRIBED BELOW ADDRESS SOME OF THE FACTORS THAT MAY AFFECT OUR FUTURE OPERATING RESULTS AND FINANCIAL PERFORMANCE.

IF WE ARE UNABLE TO SECURE FUTURE CAPITAL, WE WILL BE UNABLE TO CONTINUE OUR OPERATIONS.

     If we are unable to secure future capital, we will be unable to continue our operations. Our business has not been profitable in the past and it may not be profitable in the future. We may incur losses on a quarterly or annual basis for a number of reasons, some within and others outside our control. See "Potential Fluctuation in Our Quarterly Performance." The growth of our business will require the commitment of substantial capital resources. If funds are not available from operations, we will need additional funds. We may seek such additional funding through public and private financing, including debt or equity financing. Adequate funds for these purposes, whether through financial markets or from other sources, may not be available when we need them. Even if funds are available, the terms under which the funds are available to us may not be acceptable to us. Insufficient funds may require us to delay, reduce or eliminate some or all of our planned activities.

IF OUR QUARTERLY PERFORMANCE CONTINUES TO FLUCTUATE, IT MAY HAVE A NEGATIVE IMPACT ON OUR BUSINESS.

     Our quarterly operating results can fluctuate significantly depending on a number of factors, any one of which could have a negative impact on our results of operations. The factors include:


o the timing of product announcements and subsequent introductions of new or enhanced products by us and by our competitors,
o    the  availability  and  cost  of  components,
o    the  timing  and  mix  of  shipments  of  our  products,
o    the  market  acceptance  of  our  new  products,
o    seasonality,
o    currency  fluctuations,
o    changes  in  our  prices  and  in  our  competitors'  prices,
o price protection offered to distributors and OEMs for product price reductions,
o    the  timing  of  expenditures  for  staffing  and  related  support  costs,
o    the  extent  and  success  of  advertising,

o    research  and  development  expenditures,  and
o    changes  in  general  economic  conditions.

     We may experience significant quarterly fluctuations in revenues and operating expenses as we introduce new products. In addition, our component purchases, production and spending levels are based upon our forecast of future demand for our products. Accordingly, any inaccuracy in our forecasts could adversely affect our financial condition and results of operations. Demand for our products could be adversely affected by a slowdown in the overall demand for computer systems, printer products or digitally printed images. Our failure to complete shipments during a quarter could have a material adverse effect on our results of operations for that quarter. Quarterly results are not necessarily indicative of future performance for any particular period.

SINCE OUR COMPETITORS HAVE GREATER FINANCIAL AND MARKETING RESOURCES THAN WE DO, WE MAY EXPERIENCE A REDUCTION IN MARKET SHARE AND REVENUES.

     The markets for our products are highly competitive and rapidly changing. Some of our current and prospective competitors have significantly greater financial, technical, manufacturing and marketing resources than we do. Our ability to compete in our markets depends on a number of factors, some within and others outside our control. These factors include:

o the frequency and success of product introductions by us and by our competitors,
o    the  selling  prices  of  our  products  and  of our competitors' products,
o    the  performance  of  our  products  and  of  our  competitors'  products,
o    product  distribution  by  us  and  by  our  competitors,
o    our  marketing  ability  and  the marketing ability of our competitors, and
o    the  quality  of  customer  support  offered  by us and by our competitors.

     A key element of our strategy is to provide competitively priced, quality products. We cannot be certain that our products will continue to be competitively priced. We have reduced prices on certain of our products in the past and will likely continue to do so in the future. Price reductions, if not offset by similar reductions in product costs, will reduce our gross margins and may adversely affect our financial condition and results of operations.



IF WE ARE UNABLE TO DEVELOP AND MANUFACTURE NEW PRODUCTS IN A TIMELY MANNER, WE MAY EXPERIENCE A SIGNIFICANT DECLINE IN SALES AND REVENUES WHICH MAY HURT OUR ABILITY TO CONTINUE OPERATIONS.

     The markets for our products are characterized by rapidly evolving technology, frequent new product introductions and significant price competition. Consequently, short product life cycles and reductions in product selling prices due to competitive pressures over the life of a product are common. Our future success will depend on our ability to continue to develop and manufacture competitive products and achieve cost reductions for our existing products. In addition, we monitor new technology developments and coordinate with suppliers, distributors and dealers to enhance our existing products and lower costs. Advances in technology will require increased investment in product development to maintain our market position. If we are unable to develop and manufacture new, competitive products in a timely manner, our financial condition and results of operations will be adversely affected.

IF THE MARKET'S ACCEPTANCE OF OUR PRODUCTS CEASES TO GROW, WE MAY NOT GENERATE SUFFICIENT REVENUES TO CONTINUE OUR OPERATIONS.

     The markets for our products are relatively new and are still developing. We believe that there has been growing market acceptance for color printers, color management software and supplies. We cannot be certain, however, that these markets will continue to grow. Other technologies are constantly evolving and improving. We cannot be certain that products based on these other technologies will not have a material adverse effect on the demand for our products. If our products are not accepted by the market, we will not generate sufficient revenues to continue our operations.

IF OUR SUPPLIERS CEASE LICENSING THEIR PRODUCTS TO US, WE MAY HAVE TO REDUCE OUR WORK FORCE OR CEASE OPERATIONS.

     At present, many of our products use technology licensed from outside suppliers. We rely heavily on these suppliers for upgrades and support. In the case of our font products, we license the fonts from outside suppliers, who also own the intellectual property rights to the fonts. Our reliance on third-party suppliers involves many risks, including our limited control over potential hardware and software incompatibilities with our products. Furthermore, we cannot be certain that all of the suppliers of products we market will continue to license their products to us, or that these suppliers will not license their products to other companies simultaneously.

IF WE ACQUIRE COMPLEMENTARY BUSINESSES, WE MAY NOT BE ABLE TO EFFECTIVELY INTEGRATE THEM INTO OUR CURRENT OPERATIONS, WHICH WOULD ADVERSELY AFFECT OUR OVERALL FINANCIAL PERFORMANCE.

     In order to grow our business, we may acquire businesses that we believe are complementary. To successfully implement this strategy, we must identify suitable acquisition candidates, acquire these candidates on acceptable terms, integrate their operations and technology successfully with ours, retain existing customers and maintain the goodwill of the acquired business. We may fail in our efforts to implement one or more of these tasks. Moreover, in pursuing acquisition opportunities, we may compete for acquisition targets with other companies with similar growth strategies. Some of these competitors may be larger and have greater financial and other resources than we do. Competition for these acquisition targets likely could also result in increased prices of acquisition targets and a diminished pool of companies available for acquisition. Our overall financial performance will be materially and adversely affected if we are unable to manage internal or acquisition-based growth effectively.

     Acquisitions  involve  a  number  of  risks,  including:

o    integrating  acquired  products  and  technologies  in  a  timely  manner;
o    integrating  businesses  and  employees  with  our  business;
o    managing  geographically-dispersed  operations;
o reductions in our reported operating results from acquisition-related charges and amortization of goodwill;
o potential increases in stock compensation expense and increased compensation expense resulting from newly-hired employees;
o    the  diversion  of  management  attention;
o    the  assumption  of  unknown  liabilities;
o    potential  disputes  with  the  sellers  of  one or more acquired entities;

o    our  inability  to  maintain customers or goodwill of an acquired business;
o    the  need  to  divest  unwanted  assets  or  products;  and
o    the  possible  failure  to  retain  key  acquired  personnel.

     Client satisfaction or performance problems with an acquired business could also have a material adverse effect on our reputation, and any acquired business could significantly under perform relative to our expectations. We are currently facing all of these challenges and our ability to meet them over the long term has not been established. As a result, we cannot be certain that we will be able to integrate acquired businesses, products or technologies successfully or in a timely manner in accordance with our strategic objectives, which could have a material adverse effect on our overall financial performance.

     In addition, if we issue equity securities as consideration for any future acquisitions, existing stockholders will experience ownership dilution and these equity securities may have rights, preferences or privileges superior to those of our common stock. See "Future Capital Needs."

IF OUR VENDORS ARE NOT ABLE TO CONTINUE TO SUPPLY GOODS AND SERVICES AT APPROPRIATE PRICES TO MEET THE PROJECTED MARKET DEMAND FOR OUR PRODUCTS, IT COULD HAVE A MATERIAL ADVERSE EFFECT ON OUR FINANCIAL PERFORMANCE.

     We presently outsource the production of some of our manufactured products through a number of vendors located in California. These vendors assemble products, using components purchased by us from other sources or from their own inventory. The terms of supply contracts are negotiated separately in each instance. Although we have not experienced any difficulty over the past several years in engaging contractors or in purchasing components, our present vendors may not have sufficient capacity to meet projected market demand for our products and alternative production sources may not be available without undue disruption.

     Certain components used in our products are only available from single sources. Although alternative suppliers are readily available for many of our components, for some components the process of qualifying replacement suppliers, replacing tooling or ordering and receiving replacement components could take several months and cause substantial disruption to our operations. Any significant increase in component prices or decrease in component availability could have a material adverse effect on our business and overall financial performance.

IF WE ARE FOUND TO BE INFRINGING ON A COMPETITOR'S INTELLECTUAL PROPERTY RIGHTS OR IF WE ARE REQUIRED TO DEFEND AGAINST A CLAIM OF INFRINGEMENT, WE MAY BE REQUIRED TO REDESIGN OUR PRODUCTS OR DEFEND A LEGAL ACTION AT SUBSTANTIAL COSTS TO US.

     We currently hold no patents. Our software products, hardware designs, and circuit layouts are copyrighted. However, copyright protection does not prevent other companies from emulating the features and benefits provided by our software, hardware designs or the integration of the two. We protect our software source code as trade secrets and make our proprietary source code available to OEM customers only under limited circumstances and specific security and confidentiality constraints. In many product hardware designs, we develop application-specific integrated circuits (ASICs) which encapsulate proprietary technology and are installed on the circuit board. This can serve to significantly reduce the risk of duplication by competitors, but in no way ensures that a competitor will be unable to replicate a feature or the benefit in a similar product.

     Competitors may assert that we infringe their patent rights. If we fail to establish that we have not violated the asserted rights, we could be prohibited from marketing the products that incorporate the technology and we could be liable for damages. We could also incur substantial costs to redesign our products or to defend any legal action taken against us. We have obtained U.S. registration for several of our trade names or trademarks, including: PCPI, NewGen, ColorBlind, LaserImage, ColorImage, ImageScript and ImageFont. These trade names are used to distinguish our products in the marketplace.

IF THE PRESENT ECONOMIC CRISIS IN ASIA CONTINUES, OUR ACCOUNTS RECEIVABLES IN ASIA WILL NOT BE COLLECTIBLE AND WILL HAVE A NEGATIVE IMPACT ON OUR CONTINUED
OPERATIONS  AND  OVERALL  FINANCIAL  PERFORMANCE.


     We conduct business globally. Accordingly, our future results could be adversely affected by a variety of uncontrollable and changing factors including:

o    foreign  currency  exchange  fluctuations;
o regulatory, political or economic conditions in a specific country or region;
o    the  imposition  of  governmental  controls;
o    export  license  requirements;
o    restrictions  on  the  export  of  critical  technology;
o    trade  restrictions;
o    changes  in  tariffs;
o    government  spending  patterns;
o    natural  disasters;
o    difficulties  in  staffing  and  managing  international  operations;  and
o    difficulties  in  collecting  accounts  receivable.

     In addition, the laws of certain countries do not protect our products and intellectual property rights to the same extent as the laws of the United States.

     In our 1998 fiscal year, we experienced contract cancellations and the write-off of significant receivables related to continuing economic deterioration in foreign countries, particularly in Asia. Any or all of these factors could have a material adverse impact on our business and overall financial performance.

     We intend to pursue international markets as key avenues for growth and to increase the percentage of sales generated in international markets. In our 2000, 1999 and 1998 fiscal years, sales outside the United States represented approximately 2%, 56% and 57% of our net sales, respectively. We expect sales outside the United States to continue to represent a significant portion of our sales. As we continue to expand our international sales and operations, our business and overall financial performance may be adversely affected by the factors stated above.

IF IT BECOMES NECESSARY TO WRITE OFF ACCOUNTS RECEIVABLE FOR CUSTOMERS IN ASIA,AS WE DID IN FISCAL 1998, OUR FINANCIAL PERFORMANCE WOULD BE ADVERSELY AFFECTED.

     In our 1998 fiscal year, we experienced contract cancellations and the write-off of significant receivables related to continuing economic deterioration in foreign countries, particularly in Asia. Although we have not had to write off any significant accounts receivable of customers in Asia since that time, if it should become necessary to do once again, our financial performance would be adversely affected.

IF ALL OF THE LAWSUITS CURRENTLY FILED WERE DECIDED AGAINST US AND/OR ALL THE JUDGMENTS CURRENTLY OBTAINED AGAINST US WERE TO BE IMMEDIATELY COLLECTED, WE WOULD HAVE TO CEASE OUR OPERATIONS.


     On or about October 7, 1999, the law firms of Weiss & Yourman and Stull, Stull & Brody made a public announcement that they had filed a lawsuit against us and certain current and past officers and/or directors, alleging violation of federal securities laws during the period of April 21, 1998 through October 9, 1998. On or about November 17, 1999, the lawsuit, filed in the name of Nahid Nazarian Behfarin, on her own behalf and others purported to be similarly situated, was served on us. A motion to dismiss the lawsuit was granted on February 16, 2001 on our behalf and those individual defendants that have been served. However, on or about March 19, 2001, an amended complaint was filed on behalf of Nahid Nazarian Behfarin, Peter Cook, Stephen Domagala and Michael S. Taylor, on behalf of themselves and others similarly situated. On or about March 20, 2001, we once again filed a motion to dismiss the case along with certain other individual defendants. The motion was denied and an answer to the complaint has been filed on behalf of the company and certain individual defendants. We believe these claims are without merit and we intend to vigorously defend against them on our behalf as well as on behalf of the other defendants. The defense of this action has been tendered to our insurance carriers.

     Throughout fiscal 1999, 2000 and 2001, and through the date of this filing, approximately fifty trade creditors have made claims and/or filed actions alleging the failure of us to pay our obligations to them in a total amount exceeding $3 million. These actions are in various stages of litigation, with many resulting in judgments being entered against us. Sevral of those who have obtained judgments have filed judgment liens on our assets. These claims range in value from less than one thousand dollars to just over one million dollars, with the great majority being less than twenty thousand dollars. Should we be required to pay the full amount demanded in each of these claims and lawsuits, we may have to cease our operations. However, to date, the superior security interest held by Imperial Bank has prevented nearly all of these trade creditors from collecting on their judgments.

IF OUR OPERATIONS CONTINUE TO RESULT IN A NET LOSS, NEGATIVE WORKING CAPITAL AND A DECLINE IN NET WORTH, AND WE ARE UNABLE TO OBTAIN NEEDED FUNDING, WE MAY BE FORCED TO DISCONTINUE OPERATIONS.

     For several recent periods, up through the fiscal quarter ended December 31, 2000, we had a net loss, negative working capital and a decline in net worth which raises substantial doubt about our ability to continue as a going concern. Our losses have resulted primarily from an inability to achieve product sales and contract revenue targets due to insufficient working capital. Our ability to continue operations will depend on positive cash flow, if any, from future operations and on our ability to raise additional funds through equity or debt financing. Although we have reduced our work force and discontinued some of our operations, if we are unable to achieve the necessary product sales or raise or obtain needed funding, we may be forced to discontinue operations.

IF OUR WORLDWIDE DISTRIBUTORS REDUCE OR DISCONTINUE SALES OF OUR PRODUCTS, OUR BUSINESS MAY BE MATERIALLY AND ADVERSELY AFFECTED.

     Our products are marketed and sold through a distribution channel of value added resellers, manufacturers' representatives, retail vendors, and systems integrators. We have a network of dealers and distributors in the United States and Canada, in the European Community and on the European Continent, as well as a growing number of resellers in Africa, Asia, the Middle East, Latin America, and Australia. We support our worldwide distribution network and end-user customers through centralized manufacturing, distribution, and repair operations headquartered in San Diego. As of February 9, 2001, we directly employed 8 individuals involved in marketing and sales activities.

     Our sales are principally made through distributors which may carry competing product lines. These distributors could reduce or discontinue sales of our products which could materially and adversely affect us. These independent distributors may not devote the resources necessary to provide effective sales and marketing support of our products. In addition, we are dependent upon the continued viability and financial stability of these distributors, many of which are small organizations with limited capital. These distributors, in turn, are substantially dependent on general economic conditions and other unique factors affecting our markets. We believe that our future growth and success will continue to depend in large part upon our distribution channels. Our business could be materially and adversely affected if our distributors fail to pay amounts to us that exceed reserves we have established.

AS A COMPANY IN THE TECHNOLOGY INDUSTRY AND DUE TO THE VOLATILITY OF THE STOCK MARKETS GENERALLY, OUR STOCK PRICE COULD FLUCTUATE SIGNIFICANTLY IN THE FUTURE.

     The market price of our common stock historically has fluctuated significantly. Our stock price could fluctuate significantly in the future based upon any number of factors such as:

o    general  stock  market  trends;
o    announcements  of  developments  related  to  our  business;
o    fluctuations  in  our  operating  results;
o a shortfall in our revenues or earnings compared to the estimates of securities analysts;
o announcements of technological innovations, new products or enhancements by us or our competitors,
o general conditions in the computer peripheral market and the imaging markets we serve;
o    general  conditions  in  the  worldwide  economy;
o    developments  in  patents  or  other  intellectual  property  rights;  and
o    developments  in  our  relationships  with  our  customers  and  suppliers.

     In addition, in recent years the stock market in general, and the market for shares of technology stocks in particular, have experienced extreme price fluctuations which have often been unrelated to the operating performance of affected companies. Similarly, the market price of our common stock may fluctuate significantly based upon factors unrelated to our operating performance.

IF AN OPERATIONAL RECEIVER IS REINSTATED TO CONTROL OUR OPERATIONS, WE MAY NOT BE ABLE TO CARRY OUT OUR BUSINESS PLAN.

     On August 20, 1999, at the request of Imperial Bank, our primary lender, the Superior Court, San Diego appointed an operational receiver to us. On August 23, 1999, the operational receiver took control of our day-to-day operations. Through further equity infusion, primarily in the form of the exercise of warrants to purchase our common stock, operations have continued, and on June 21, 2000, the Superior Court, San Diego issued an order dismissing the operational receiver as a part of a settlement of litigation with Imperial Bank pursuant to the Settlement Agreement effective as of June 20, 2000. The Settlement Agreement requires that we make monthly payments of $150,000 to Imperial Bank until the indebtedness is paid in full. However, in the future, without additional funding sufficient to satisfy Imperial Bank and our other creditors, as well as providing for our working capital, there can be no assurances that an operational receiver may not be reinstated. If an operational receiver is reinstated, we will not be able to expand our products nor will we have complete control over sales policies or the allocation of funds.

     The penalty for noncompliance of the Settlement Agreement is a stipulated judgment that allows Imperial Bank to immediately reinstate the operational receiver and begin liquidation proceedings against us. We are currently meeting the monthly amount of $150,000 as stipulated by the Settlement Agreement with Imperial Bank. However, the monthly payments have been reduced to $100,000 for August, September and October of 2001.


THE DELISTING OF OUR COMMON STOCK FROM THE NASDAQ SMALLCAP MARKET HAS MADE IT MORE DIFFICULT TO RAISE FINANCING AND THERE IS LESS LIQUIDITY FOR OUR COMMON STOCK AS A RESULT.

     The Nasdaq SmallCap Market and Nasdaq Marketplace Rules require an issuer to evidence a minimum of $2,000,000 in net tangible assets, a $35,000,000 market capitalization or $500,000 in net income in the latest fiscal year or in two of the last three fiscal years, and a $1.00 per share bid price, respectively. On October 21, 1999, Nasdaq notified us that we no longer complied with the bid price and net tangible assets/market capitalization/net income requirements for continued listing on The Nasdaq SmallCap Market. At a hearing on December 2, 1999, a Nasdaq Listing Qualifications Panel also raised public interest concerns relating to our financial viability. While the Panel acknowledged that we were in technical compliance with the bid price and market capitalization requirements, the Panel was of the opinion that the continued listing of our common stock on The Nasdaq Stock Market was no longer appropriate. This conclusion was based on the Panel's concerns regarding our future viability. Our common stock was delisted from The Nasdaq Stock Market effective with the close of business on March 1, 2000. As a result of being delisted from The Nasdaq SmallCap Market, stockholders may find it more difficult to sell our common stock. This lack of liquidity also may make it more difficult for us to raise capital in the future.

     Trading of our common stock is now being conducted over-the-counter through the NASD Electronic Bulletin Board and covered by Rule 15g-9 under the Securities Exchange Act of 1934. Under this rule, broker/dealers who recommend these securities to persons other than established customers and accredited investors must make a special written suitability determination for the purchaser and receive the purchaser's written agreement to a transaction prior to sale. Securities are exempt from this rule if the market price is at least $5.00 per share.

     The Securities and Exchange Commission adopted regulations that generally define a "penny stock" as any equity security that has a market price of less than $5.00 per share. Additionally, if the equity security is not registered or authorized on a national securities exchange or the Nasdaq and the issuer has net tangible assets under $2,000,000, the equity security also would constitute a "penny stock." Our common stock does constitute a penny stock because our common stock has a market price less than $5.00 per share, our common stock is no longer quoted on Nasdaq and our net tangible assets do not exceed $2,000,000. As our common stock falls within the definition of penny stock, these regulations require the delivery, prior to any transaction involving our common stock, of a disclosure schedule explaining the penny stock market and the risks associated with it. Furthermore, the ability of broker/dealers to sell our common stock and the ability of stockholders to sell our common stock in the secondary market would be limited. As a result, the market liquidity for our common stock would be severely and adversely affected. We can provide no assurance that trading in our common stock will not be subject to these or other regulations in the future, which would negatively affect the market for our common stock.

IF WE ARE UNABLE TO SELL ALL OF THE SHARES OFFERED BY US, OR IF WE ARE UNABLE TO SELL THOSE SHARES AT ANTICIPATED FIXED PRICES, WE WILL BE UNABLE TO RAISE THE AMOUNT OF CAPITAL NEEDED TO SUCCESSFULLY EXECUTE OUR BUSINESS PLAN.

     We are simultaneously registering 22 million shares of common stock that have been issued or are issuable to selling security holders and will be attempting to raise capital at a fixed price(s) through the sale of 20 million shares of common stock offered by us. As a result, we may have difficulty selling the shares offered by us because the selling security holders may sell their shares for a price below our fixed offering price. The registration of the significant amount of shares offered by the selling security holders may also impact the total amount of shares that we will be able to sell. If we are unable to sell all of the shares offered by us at a sufficient fixed price(s), we will be unable to raise the amount of capital needed to successfully execute our business plan.

                SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains some forward-looking statements that involve substantial risks and uncertainties. These forward-looking statements can generally be identified by the use of forward-looking words like "may," "will," "expect," "anticipate," "intend," "estimate," "continue," "believe" or other similar words. Similarly, statements that describe our future expectations, objectives and goals or contain projections of our future results of operations or financial condition are also forward-looking statements. Our future results, performance or achievements could differ materially from those expressed or implied in these forward-looking statements as a result of certain factors, including those listed under the heading "Risk Factors" and in other cautionary statements in this prospectus.

                        PROCEEDS FROM SALE OF THE SHARES

All of the shares of common stock in this Offer Prospectus are being offered by the selling stockholders. We will not receive any proceeds from the sale of the shares of common stock, but if all of the options exercised we will receive
$1,414,000 in connection with the exercise of stock options relating to such shares of common stock. We intend to use these funds for working capital.

                              SELLING STOCKHOLDERS

The shares offered under our Offer Prospectus are being registered for Offers and Sales by selling stockholders who have or may in the future acquire their shares of our common stock by exercising options granted to them under our Amended 2001 Employee Compensation Plan. The selling stockholders named in the following table may resell all, a portion, or none of these shares of our common stock. There is no assurance that any of the selling stockholders will sell any or all of the shares of our common stock offered by them.

Participants under the Amended 2001 Employee Compensation Plan who are deemed to be "affiliates" of the Company who acquire shares of our common stock may be added to the selling stockholders listed below from time to time by use of a prospectus supplement filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended.

The following table sets forth certain information concerning the Affiliated selling stockholders as of the date of this Offer Prospectus, and as adjusted to reflect the sale by the affiliated selling stockholders of the shares of our common stock offered, assuming sale of all of the shares offered:

Name                        Shares Beneficially Owned Prior to the     Number of Shares Offered by the
                                          Offering (1)                        Prospectus (2)(3)
                                  Number              Percent            Number           Percent(4)
-------------------------  --------------------  ------------------  ---------------  ------------------
Brian Bonar
  Chairman, CEO, Director            26,625,000                13.0       25,000,000                12.2
Robert A. Dietrich
  Director                            6,000,000                 3.0        4,000,000                 3.0
Eric W. Gaer
  Director                            6,000,000                 3.0        4,000,000                 3.0
Stephen J. Fryer
  Director                            6,000,000                 3.0        4,000,000                 3.0
Richard H. Green
  Director                            6,000,000                 3.0        4,000,000                 3.0
Philip J. Englund
  Senior Vice President               7,858,000                 3.9        1,000,000                 0.1
Gary J. Lavin
  Vice President                      3,500,000                 1.7        3,500,000                 1.7
Roland A. Fernando
   Vice President                     1,500,000                 0.1        1,500,000                 0.1
-------------------------  --------------------  ------------------  ---------------  ------------------

(1)  Represents shares beneficially owned by the named individual, including shares that such person has the  right  to  acquire within 60 days of the date of this Offer Prospectus. Unless otherwise noted, all persons  referred  to  above  have  sole  voting  and  sole  investment  power.
(2)  Includes all Shares issued to such named individuals upon the exercise of options granted under the
Amended  2001  Employee  Compensation  Plan.
(3)  Does not constitute a commitment to sell any or all of the stated number of shares of common stock.
The  number  of  shares  of  common  stock offered shall be determined from time to time by each selling stockholder  in  his  or  her  sole  discretion.
(4)  Based  upon  205,978,931  Shares  outstanding  as  of  November  7,  2001.


                        HOW THE SHARES MAY BE DISTRIBUTED

The selling stockholders may sell shares of our common stock in various ways and at various prices. Some of the methods by which the selling stockholders may sell their shares of common stock include:

- ordinary brokerage transactions and transactions in which the broker solicits purchasers;
-    privately  negotiated  transactions;
- block trades in which the broker or dealer will attempt to sell the shares of common stock as agent but may position and resell a portion of the block as principal to facilitate the transaction;
- purchases by a broker or dealer as principal and resale by that broker or dealer for the selling stockholder's account under this Offer Prospectus;
-    sales  under  Rule  144  rather  than  by  using  this  Offer  Prospectus;

-    a  combination  of  any  of  these  methods  of  sale;  and
-    any  other  legally  permitted  method.

The  applicable  sales  price  may  be  affected  by  the  type  of transaction.
The selling stockholders may also pledge their shares of common stock as collateral for a margin loan under their customer agreements with their brokers. If there is a default by the selling stockholders, the brokers may offer and sell the pledged shares of common stock.

Brokers or dealers may receive commissions or discounts from the selling stockholders (or, if the broker-dealer acts as agent for the purchaser of the shares of common stock, from that purchaser) in amounts to be negotiated. These commissions are not expected to exceed those customary in the types of transactions involved.

We cannot estimate at the present time the amount of commissions or discounts, if any, that will be paid by the selling stockholders in connection with sales of the shares of common stock.

Any broker-dealers or agents that participate with the selling stockholders in sales of the shares of common stock may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended, in connection with such sales. In that event, any commissions received by broker-dealers or agents and any profit on the resale of the shares of common stock purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act of 1933.

Under the securities laws of certain states, the shares of common stock may be sold in those states only through registered or licensed broker-dealers. In addition, the shares of common stock may not be sold unless they have been registered or qualified for sale in the relevant state or unless the shares of common stock qualify for an exemption from registration or qualification. We have agreed to pay all fees and expenses incident to the registration of the shares of common stock

The selling stockholders and other persons participating in the distribution of the shares of common stock offered under this Offer Prospectus are subject to the applicable requirements of Regulation M promulgated under the Securities Exchange Act of 1934, in connection with sales of the shares of common stock.

                                  LEGAL OPINION

Owen Naccarato, Esq., has advised us with respect to the validity of the securities offered by this prospectus.

                                     EXPERTS

The financial statements included in our annual report on Form 10-K incorporated by reference in this Offer Prospectus have been audited by Boros & Farrington APC, independent certified public accountants, to the extent and for the periods set forth in their report incorporated herein by reference, and are incorporated herein in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

WHERE  YOU  CAN  FIND  MORE  INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any report or document we file at the public reference facilities maintained by the Securities and Exchange Commission at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549 and at the Securities and Exchange Commission's regional offices located at Seven World Trade Center, Suite 1300, New York, New York 10048, and 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Please call the SEC at 1-800-SEC-0880 for more information about the public reference rooms. Our Securities and Exchange Commission filings are also available from the Securities and Exchange Commission's website located at www.sec.gov.
                                                                    -----------

Quotations for the prices of our common stock appear on the Nasdaq National Market, and reports, proxy statements and other information about us can also be inspected at the offices of the National Association of Securities Dealers, Inc., 1735 K Street, N.W., Washington, D.C. 20006.

                INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The Securities and Exchange Commission allows us to "incorporate by reference" the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this Offer Prospectus, and later information that we file with the Securities and Exchange Commission will automatically update and supersede this information.

We incorporate by reference the following filings and any future filings made with the Securities and Exchange Commission under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934:

(a) the Company's annual report on Form 10-K for the fiscal year ended June 30, 2001 and June 30, 3000;

(b)  all  other  reports  filed  by  the  Company  pursuant  to Section 13(a) or
Section 15 (d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since June 30, 2001 through the date hereof;

(c) the Registrant's Form 8-A filed on July 6, 1984 pursuant to Section 12 of the Exchange Act, in which there is described the terms, rights and provisions applicable to the Registrant's outstanding Common Stock, and

(d) any document filed by the Company with the Commission pursuant to Sections 13(a), 13( c), 14 or 15(d) of the Exchange Act subsequent to the date hereof, but prior to the filing of a post-effective amendment to this Registration Statement which Indicates that all shares of Common Stock registered hereunder have been sold or that deregisters all such shares of common Stock then remaining unsold, such documents being deemed to be incorporated by reference herein and to be part hereof from the date of filing of such documents. This Offer Prospectus, which is a part of the registration statement, does not contain all the information set forth in, or annexed as exhibits to, the registration statement, as permitted by the SEC's rules and regulations. For further information with respect to us and the common stock offered under this Offer Prospectus, please refer to the registration statement, including the exhibits, copies of which may be obtained from the locations described above. Statements concerning any document filed as an exhibit are not necessarily complete and, in each instance, we refer you to the copy of the document filed as an exhibit to the registration statement.

You may request, at no cost, a copy of any or all of the information incorporated by reference by writing or telephoning us at: Imaging Technologies Corporation, 15175 Innovation Drive, San Diego, CA 92128, (858) 613-1300.

You should only rely on the information incorporated by reference or provided in this Offer Prospectus or any supplement. We have not authorized anyone else to provide you with different information. Our common stock is not being offered in any state where the offer is not permitted. You should not assume that the information in this Offer Prospectus or any supplement is accurate as of any date other than the date on the front of those documents.

                    INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 145 of the General Corporation Law of the State of Delaware provides, in general, that a corporation incorporated under the laws of the State of Delaware, such as the registrant, may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than a derivative action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another enterprise, against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful. In the case of a derivative action, a Delaware corporation may indemnify any such person against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery of the State of Delaware or any other court in which such action was brought determines such person is fairly and reasonable entitled to indemnity for such expenses.

Our certificate of incorporation provides that directors shall not be personally liable for monetary damages to our company or our stockholders for breach of fiduciary duty as a director, except for liability resulting from a breach of the director's duty of loyalty to our company or our stockholders, intentional misconduct or willful violation of law, actions or inactions not in good faith, an unlawful stock purchase or payment of a dividend under Delaware law, or transactions from which the director derives improper personal benefit. Such limitation of liability does not affect the availability of equitable remedies such as injunctive relief or rescission. Our certificate of incorporation also authorizes us to indemnify our officers, directors and other agents to the fullest extent permitted under Delaware law. Our bylaws provide that the registrant shall indemnify our officers, directors and employees. The rights to indemnity thereunder continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors, and administrators of the person. In addition, expenses incurred by a director or officer in defending any action, suit or proceeding by reason of the fact that he or she is or was a director or officer of our company shall be paid by the registrant unless such officer, director or employee is adjudged liable for negligence or misconduct in the performance of his or her duties.

This means that our certificate of incorporation provides that a director is not personally liable for monetary damages to us or our stockholders for breach of his or her fiduciary duties as a director. A director will be held liable for a breach of his or her duty of loyalty to us or our stockholders, his or her intentional misconduct or willful violation of law, actions or in actions not in good faith, an unlawful stock purchase or payment of a dividend under Delaware law, or transactions from which the director derives an improper personal benefit. This limitation of liability does not affect the availability of equitable remedies against the director including injunctive relief or rescission. Our certificate of incorporation authorizes us to indemnify our officers, directors and other agent to the fullest extent permitted under Delaware law. We have entered into indemnification agreements with all of our officers and directors. In some cases, the provisions of these indemnification agreements may be broader than the specific indemnification provisions contained in our certificate of incorporation or otherwise permitted under Delaware law. Each indemnification agreement may require us to indemnify an officer or director against liabilities that may arise by reason of his status or service as an officer or director, or against liabilities arising from the director's willful misconduct of a culpable nature.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM  3.  INCORPORATION  OF  DOCUMENTS  BY  REFERENCE

The following documents filed by Imaging Technologies Corporation (the "Company") with the Securities and Exchange Commission (the "Commission") are incorporated by reference herein:

(a) the Company's annual report on Form 10-K for the fiscal year ended June 30, 2001 and June 30, 2000;

(b) all other reports filed by the Company pursuant to Section 13(a) or Section 15 (d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since June 30, 2001 through the date hereof;

(c) the Registrant's Form 8-A filed on July 6, 1984 pursuant to Section 12 of the Exchange Act, in which there is described the terms, rights and provisions applicable to the Registrant's outstanding Common Stock, and

(d) any document filed by the Company with the Commission pursuant to Sections 13(a), 13( c), 14 or 15(d) of the Exchange Act subsequent to the date hereof, but prior to the filing of a post-effective amendment to this Registration Statement which Indicates that all shares of Common Stock registered hereunder have been sold or that deregisters all such shares of common Stock then remaining unsold, such documents being deemed to be incorporated by reference herein and to be part hereof from the date of filing of such documents.

ITEM  4.  DESCRIPTION  OF  SECURITIES

Not  applicable.

ITEM  5.  INTERESTS  OF  NAMED  EXPERTS  AND  COUNSEL

Not  applicable.

ITEM  6.  INDEMNIFICATION  OF  DIRECTORS  AND  OFFICERS

Section 145 of the General Corporation Law of the State of Delaware provides, in general, that a corporation incorporated under the laws of the State of Delaware, such as the registrant, may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than a derivative action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another enterprise, against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful. In the case of a derivative action, a Delaware corporation may indemnify any such person against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery of the State of Delaware or any other court in which such action was brought determines such person is fairly and reasonable entitled to indemnity for such expenses.

Our certificate of incorporation provides that directors shall not be personally liable for monetary damages to our company or our stockholders for breach of fiduciary duty as a director, except for liability resulting from a breach of the director's duty of loyalty to our company or our stockholders, intentional misconduct or willful violation of law, actions or inactions not in good faith, an unlawful stock purchase or payment of a dividend under Delaware law, or transactions from which the director derives improper personal benefit. Such limitation of liability does not affect the availability of equitable remedies such as injunctive relief or rescission. Our certificate of incorporation also authorizes us to indemnify our officers, directors and other agents to the fullest extent permitted under Delaware law. Our bylaws provide that the registrant shall indemnify our officers, directors and employees. The rights to indemnity thereunder continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors, and administrators of the person. In addition, expenses incurred by a director or officer in defending any action, suit or proceeding by reason of the fact that he or she is or was a director or officer of our company shall be paid by the registrant unless such officer, director or employee is adjudged liable for negligence or misconduct in the performance of his or her duties.

This means that our certificate of incorporation provides that a director is not personally liable for monetary damages to us or our stockholders for breach of his or her fiduciary duties as a director. A director will be held liable for a breach of his or her duty of loyalty to us or our stockholders, his or her intentional misconduct or willful violation of law, actions or in actions not in good faith, an unlawful stock purchase or payment of a dividend under Delaware law, or transactions from which the director derives an improper personal benefit. This limitation of liability does not affect the availability of equitable remedies against the director including injunctive relief or rescission. Our certificate of incorporation authorizes us to indemnify our officers, directors and other agent to the fullest extent permitted under Delaware law. We have entered into indemnification agreements with all of our officers and directors. In some cases, the provisions of these indemnification agreements may be broader than the specific indemnification provisions contained in our certificate of incorporation or otherwise permitted under Delaware law. Each indemnification agreement may require us to indemnify an officer or director against liabilities that may arise by reason of his status or service as an officer or director, or against liabilities arising from the director's willful misconduct of a culpable nature.

We maintain a directors and officers liability policy with TIG Insurance that contains an limit of liability of $2,000,000. This policy expires on September 30, 2002.

ITEM  7.  EXEMPTION  FROM  REGISTRATION  CLAIMED

Not  applicable.

ITEM  8.  EXHIBITS

The Exhibits to this registration statement are listed in the index to Exhibits on page 16.

ITEM  9.  UNDERTAKINGS

(a)  The  undersigned  registrant  hereby  undertakes::

(1) To file during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the securities Act 1933:

(ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration
Statement:

(iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however, that paragraph (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraph is contained in periodic reports filed by the Company pursuant to Section 13 or
Section 15 (d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2) That for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendments shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by mean of a post-effective amendment any of the securities being registered hereunder that remain unsold at the termination of the offering.

(b) The undersigned Company hereby undertakes that for purposes of determining any liability under the Securities Act of 1933, each filing of the company's annual report pursuant to Section 13 (a) or Section 15 (d) of the Securities and Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the above-described provisions or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing a form S-8 and has duly caused this Registration
Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California on November 13, 2001.

                        IMAGING TECHNOLOGIES CORPORATION

By   /s/   Brian  Bonar

/s/  Brian  Bonar
_________________________________________
Brian  Bonar,  President  &  Chief  Executive
Officer


                                POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Brian Bonar and Philip J. Englund, each of them acting individually as his attorney-in-fact, each with full power of substitution and resubstitution, for him in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith as fully to al intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

below  by  the  following  persons in the capacities and on the dates indicated.

SIGNATURE                           TITLE                        DATE
-------------------  -----------------------------------  ------------------

/s/ Brian Bona       Chairman of the Board of Directors,  November 13,  2001
-------------------  President, and Chief Executive
Brian Bonar          Officer


/s/ Eric Gaer        Director                             November 13,  2001
-------------------
Eric W. Gaer


/s/ Robert Dietrich  Director                             November 13, 2001
-------------------
Robert A. Dietrich


Stephen Fryer        Director                             November 13, 2001
-------------------
Stephen J. Fryer


Richard Green        Director                             November 13, 2001
-------------------
Richard H. Green

                                INDEX TO EXHIBITS

5.1 Opinion of Counsel, regarding the legality of the securities registered hereunder.

10.3     Amended  2001  Stock  Compensation  Plan

23.1     Consent  of  Boros  &  Farrington  PC.

23.2     Consent  of  Counsel  (included  as  part  of  Exhibit  5.1)

24       Power  of  Attorney  (Contained  within  Signature  Page)